UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 10, 2004

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Reinsurance Group of America, Incorporated (“RGA”) is filing this Current Report on Form 8-K to provide a description of its capital stock and to file certain material contracts.

Item 8.01. Other Events

Description of Common Stock

The following is a summary of the material terms of the capital stock of RGA and the provisions of RGA’s Second Restated Articles of Incorporation (the “Articles of Incorporation”) and bylaws (the “Bylaws”). It also summarizes some relevant provisions of the Missouri General and Business Corporation Law (the “Missouri Law”). The following description is only a summary of the material terms of RGA’s capital stock and is qualified in its entirety by reference to the Articles of Incorporation and Bylaws, copies of which have been filed as Exhibits 3.1 and 3.2 and which are incorporated by reference herein, and Missouri Law.

General

RGA’s authorized capital stock consists of 140,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

Common Stock

All of the outstanding Common Stock is fully paid and nonassessable. Subject to the prior rights of the holders of any shares of Preferred Stock which later may be issued and outstanding, holders of Common Stock are entitled to receive dividends as and when declared by RGA out of legally available funds, and, if RGA liquidates, dissolves, or winds up, to share ratably in all remaining assets after RGA pays liabilities. RGA is prohibited from paying dividends under its credit agreement unless, at the time of declaration and payment, a default would not exist under the agreement. Each holder of Common Stock is entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors. Holders of Common Stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions for the Common Stock.

RGA may issue additional shares of authorized Common Stock without shareholder approval, subject to applicable rules of the New York Stock Exchange. At its annual meeting of shareholders on May 26, 2004, RGA’s shareholders, including MetLife, Inc. (“MetLife”), adopted a proposal authorizing the board of directors to approve, during the three years following the date of the shareholder meeting, any sales to MetLife or its affiliates of RGA’s equity securities, including Common Stock or other securities convertible into or exercisable for Common Stock, in which the number of shares will not exceed the number of shares that would enable MetLife to maintain its then current ownership percentage of Common Stock. Any such sale would be on substantially the same terms as a sale to unaffiliated third parties. The shareholder approval was obtained to comply with applicable New York Stock Exchange rules regarding issuances of common equity to a substantial shareholder such as MetLife.

Mellon Investor Services LLC, Ridgefield Park, New Jersey is the registrar and transfer agent for the Common Stock. The Common Stock is listed on the New York Stock Exchange under the symbol “RGA.”

Preferred Stock

The Articles of Incorporation vests the board of directors with authority to issue up to 10,000,000 shares of Preferred Stock from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. Accordingly, the board of directors has broad power, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of holders of Common Stock. The board of directors is expressly authorized to fix or determine:

•	the specific designation of the shares of the series;

•	the consideration for which the shares of the series are to be issued;

•	the rate and times at which, and the conditions under which, dividends will be payable on shares of that series, and the status of those dividends as cumulative or non-cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

•	the price or prices, times, terms and conditions, if any, upon which the shares of the series may be redeemed;

•	the rights, if any, which the holders of shares of the series have in the event of RGA’s dissolution or upon distribution of RGA’s assets;

•	from time to time, whether to include the additional shares of Preferred Stock which RGA is authorized to issue in the series;

•	whether or not the shares of the series are convertible into or exchangeable for other securities of RGA, including shares of Common Stock or shares of any other series of Preferred Stock, the price or prices or the rate or rates at which conversion or exchange may be made, and the terms and conditions upon which the conversion or exchange right may be exercised;

•	if a sinking fund will be provided for the purchase or redemption of shares of the series and, if so, to fix the terms and the amount or amounts of the sinking fund; and

•	any other preferences and rights, privileges and restrictions applicable to the series as may be permitted by law.

All shares of the same series of Preferred Stock will be identical and of equal rank except as to the times from which cumulative dividends, if any, on those shares will be cumulative. The shares of different series may differ, including as to rank, as may be provided in the Articles of Incorporation, or as may be fixed by the board of directors as described above. RGA may from time to time amend the Articles of Incorporation to increase or decrease the number of authorized shares of Preferred Stock.

The material terms of any series of Preferred Stock will be described in an amendment to the Articles of Incorporation or the board resolution that establishes a particular series of Preferred Stock. That amendment or board resolution will define the rights of holders of the Preferred Stock. The amendment to the Articles of Incorporation or board resolution will be filed with the Secretary of State of the State of Missouri and with the Securities and Exchange Commission.

Dividend Rights. The Preferred Stock will be preferred as to payment of dividends over the Common Stock or any other stock ranking junior to the Preferred Stock as to dividends. Before any dividends or distributions on the Common Stock or stock of junior rank, other than dividends or distributions payable in Common Stock, are declared and set apart for payment or paid, the holders of shares of each series of Preferred Stock will be entitled to receive dividends when, as and if declared by the board of directors. RGA will pay those dividends either in cash, shares of Common Stock or Preferred Stock or otherwise, at the rate and on the date or dates indicated in the amendment to the Articles of Incorporation or the board resolution that establishes the particular series of Preferred Stock. With respect to each series of Preferred Stock, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the amendment to the Articles of Incorporation or the board resolution that establishes the particular series of Preferred Stock. Accruals of dividends will not bear interest. RGA is prohibited from paying dividends under its credit agreement unless, at the time of declaration and payment, a default would not exist under the agreement.

Rights upon Liquidation. The Preferred Stock will be preferred over Common Stock, or any other stock ranking junior to the Preferred Stock with respect to distribution of assets, as to RGA’s assets so that the holders of each series of Preferred Stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of Common Stock or stock of junior rank, the amount set forth in the amendment to the Articles of Incorporation or the board resolution that establishes the particular series of Preferred Stock. However, in this case the holders of Preferred Stock will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up RGA’s net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding Preferred Stock are entitled, RGA’s entire remaining net assets will be distributed among the holders of each series of Preferred Stock in an amount proportional to the full amounts to which the holders of each series are entitled.

Redemption. All shares of any series of Preferred Stock will be redeemable to the extent set forth in the the amendment to the Articles of Incorporation or the board resolution that establishes the particular series of Preferred Stock.

Conversion or Exchange. Shares of any series of Preferred Stock will be convertible into or exchangeable for shares of Common Stock or Preferred Stock or other securities to the extent set forth in the amendment to the Articles of Incorporation or the board resolution that establishes the particular series of Preferred Stock.

Preemptive Rights. No holder of shares of any series of Preferred Stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

Voting Rights. Except as indicated in the amendment to the Articles of Incorporation or the board resolution that establishes the particular series of Preferred Stock, the holders of Preferred Stock will be entitled to one vote for each share of Preferred Stock held by them on all matters properly presented to shareholders. Except as otherwise provided in the amendment to the Articles of Incorporation or the board resolution that establish a particular series of Preferred Stock, the holders of Common Stock and the holders of all series of Preferred Stock will vote together as one class. In addition, under Missouri Law, even if shares of a particular class or series of stock are not otherwise entitled to a vote on any matters submitted to the shareholders, amendments to the Articles of Incorporation which adversely affect those shares require a vote of the class or series of which such shares are a part, including amendments which would:

•	increase or decrease the aggregate number or par value of authorized shares of the class or series;

•	create a new class of shares having rights and preferences prior or superior to the shares of the class or series;

•	increase the rights and preferences, or the number of authorized shares, of any class having rights and preferences prior to or superior to the rights of the class or series; or

•	alter or change the powers, preferences or special rights of the shares of such class or series so as to affect such shares adversely.

Most of RGA’s operations are conducted through its subsidiaries, and thus RGA’s ability to pay dividends on any series of Preferred Stock is dependent on their financial condition, results of operations, cash requirements and other related factors. RGA’s subsidiaries are also subject to restrictions on dividends and other distributions contained under applicable insurance laws and related regulations.

Depending upon the rights of holders of the Preferred Stock, an issuance of Preferred Stock could adversely affect holders of Common Stock by delaying or preventing a change of control of RGA, making removal of the management of RGA difficult, or restricting the payment of dividends and other distributions to the holders of Common Stock.

Certain Effects of Authorized but Unissued Stock

RGA may issue additional shares of Common Stock or Preferred Stock without shareholder approval, subject to applicable rules of the New York Stock Exchange, for a variety of corporate purposes, including raising additional capital, corporate acquisitions, and employee benefit plans. The existence of unissued and unreserved Common Stock and Preferred Stock may enable RGA to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of RGA through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive shareholders of opportunities to sell their shares at prices higher than the prevailing market prices. RGA could also use additional shares to dilute the stock ownership of persons seeking to obtain control of RGA pursuant to the operation of a shareholder rights plan or otherwise. The existence of blank check preferred stock could affect the market price of the Common Stock. See “– Certain Charter and Bylaw Provisions” below.

Series A Preferred Stock

The board of directors has authorized the issuance of 500,000 shares of Preferred Stock as Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”) in connection with its adoption of a shareholder rights plan that has expired. RGA designed the dividend, liquidation, voting and redemption features of the Series A Preferred Stock so that the value of one two hundred twenty fifth (1/225th) of a share of Series A Preferred Stock approximates the value of one share of Common Stock. Shares of Series A Preferred Stock could only be purchased, if at all, during the term of the rights agreement and are therefore no longer available for purchase. Each share of the Series A Preferred Stock:

•	is nonredeemable and junior to all other series of Preferred Stock, unless otherwise provided in the terms of those series of Preferred Stock;

•	will have a preferential dividend in an amount equal to the greater of $1.00 and 225 times any dividend declared on each share of Common Stock;

•	in the event of liquidation, will entitle its holder to (1) receive a preferred liquidation payment equal to $100, plus the amount of any accrued and unpaid dividends, and (2) following payment of a specified amount to the holders of the Common Stock, to participate in any further distributions of the RGA’s remaining assets;

•	will have 225 votes, voting together with the Common Stock and any other capital stock with general voting rights; and

•	in the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, will be entitled to receive 225 times the amount and type of consideration received per share of Common Stock.

The rights of the Series A Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions. No shares of the Series A Preferred Stock are currently outstanding.

Certain Charter and Bylaw Provisions

The Articles of Incorporation and Bylaws:

•	provide for a classified board of directors;

•	limit the right of shareholders to remove directors or change the size of the board of directors;

•	limit the right of shareholders to fill vacancies on the board of directors;

•	limit the right of shareholders to act by written consent and to call a special meeting of shareholders or propose other actions;

•	require a higher percentage of shareholders than would otherwise be required under Missouri Law to amend, alter, change, or repeal certain provisions of the Articles of Incorporation; and

•	provide that the Bylaws may be amended only by the majority vote of the entire board of directors.

Shareholders will not be able to amend the Bylaws without first amending the Articles of Incorporation. These provisions may discourage certain types of transactions that involve an actual or threatened change of control of RGA. The description of the Articles of Incorporation and Bylaws is only a summary and is qualified in its entirety by reference to the Articles of Incorporation and Bylaws, copies of which have been filed and are incorporated by reference herein.

Size of Board

The Articles of Incorporation provide that the number of directors to constitute the board of directors is ten, and hereafter the number of directors will be fixed from time to time as provided in the Bylaws. The Bylaws provide for a board of directors of at least three directors and permit the board of directors to increase or decrease the number of directors. In accordance with the Bylaws, the board of directors has fixed the number of directors at ten. RGA currently has two vacancies on the board of directors. The Articles of Incorporation further provide that the Bylaws may be amended only by majority vote of the entire board of directors.

Election of Directors

In order for one of RGA’s shareholders to nominate a candidate for director, the Articles of Incorporation require that such shareholder give timely notice to RGA in advance of the meeting. Ordinarily, the shareholder must give notice not less than 60 days nor more than 90 days before the meeting, but if RGA gives less than 70 days’ notice of the meeting, then the shareholder must give notice within ten days after RGA mails notice of the meeting or make a public disclosure of the meeting. The notice must describe various matters regarding the nominee, including the nominee’s name, address, occupation, and shares held. The Articles of Incorporation do not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the then outstanding shares of Common Stock can elect all the directors of the class then being elected at that meeting of shareholders.

Classified Board

The Articles of Incorporation and Bylaws provide that the board of directors will be divided into three classes, with the classes to be as nearly equal in number as possible, and that one class shall be elected each year and serve for a three-year term.

Removal of Directors

Missouri Law provides that, unless a corporation’s articles of incorporation provide otherwise, the holders of a majority of the corporation’s voting stock may remove any director from office. The Articles of Incorporation provide that shareholders may remove a director only “for cause” and with the approval of the holders of 85% of RGA’s voting stock.

Filling Vacancies

Missouri Law further provides that, unless a corporation’s articles of incorporation or bylaws provide otherwise, all vacancies on a corporation’s board of directors, including any vacancies resulting from an increase in the number of directors, may be filled by the vote of a majority of the remaining directors even if that number is less than a quorum. The Articles of Incorporation provide that, subject to the rights, if any, of the holders of any class of Preferred Stock then outstanding and except as described below, only the vote of a majority of the remaining directors may fill vacancies (although less than a quorum).

Limitations on Shareholder Action by Written Consent

As required by Missouri Law, the Bylaws provide that any action by written consent of shareholders in lieu of a meeting must be unanimous.

Limitations on Calling Shareholder Meetings

Under the Articles of Incorporation, shareholders may not call special meetings of shareholders or require the board of directors to call a special meeting of shareholders, and only a majority of the entire board of directors, the chairman of the board of directors or the president may call a special meeting of shareholders.

Limitations on Proposals of Other Business

In order for a shareholder to bring a proposal before a shareholder meeting, the Articles of Incorporation require that the shareholder give timely notice to RGA in advance of the meeting. Ordinarily, the shareholder must give notice at least 60 days but not more than 90 days before the meeting, but if RGA gives less than 70 days’ notice of the meeting, then the shareholder must give notice within ten days after RGA mails notice of the meeting or make other public disclosure of the meeting. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters.

The board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.

Anti-Takeover Effects of Provisions

The classification of directors, the inability to vote shares cumulatively, the advance notice requirements for nominations, and the provisions in the Articles of Incorporation that limit the ability of shareholders to increase the size of the board of directors or to remove directors and that permit the remaining directors to fill any vacancies on the board of directors make it more difficult for shareholders to change the composition of the board of directors. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the directors, whether or not a change in the board of directors would benefit RGA and its shareholders and whether or not a majority of RGA’s shareholders believes that the change would be desirable.

The provision of the Bylaws which requires unanimity for shareholder action by written consent gives all the shareholders entitled to vote on a proposed action the opportunity to participate in the action and prevents the holders of a majority of the voting power of RGA from using the written consent procedure to take shareholder action. The Bylaw provision requiring advance notice of other proposals may make it more difficult for shareholders to take action opposed by the board of directors. Moreover, a shareholder cannot force a shareholder consideration of a proposal over the opposition of the board of directors by calling a special meeting of shareholders.

These provisions make it more difficult and time-consuming to obtain majority control of the board of directors or otherwise bring a matter before shareholders without the consent of the board of directors, and thus reduce the vulnerability of RGA to an unsolicited takeover proposal. These provisions enable RGA to develop its business in a manner which will foster its long-term growth, by reducing to the extent practicable the threat of a takeover not in the best interests of RGA and its shareholders and the potential disruption entailed by the threat. On the other hand, these provisions may adversely affect the ability of shareholders to influence the governance of RGA and the possibility that shareholders would receive a premium above market price for their securities from a potential acquirer who is unfriendly to management.

Missouri Statutory Provisions

Missouri Law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with RGA, including control share acquisition and business combination statutes.

Business Combination Statute

Missouri Law contains a “business combination statute” which restricts certain “business combinations” between RGA and an “interested shareholder,” or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder’s acquisition of stock is approved by the board of directors on or before the date the interested shareholder obtains such status.

The statute also prohibits business combinations after the five-year period following the transaction in which the person becomes an interested shareholder unless the business combination or purchase of stock prior to becoming an interested shareholder is approved by the board of directors prior to the date the interested shareholder obtains such status.

The statute also provides that, after the expiration of such five-year period, business combinations are prohibited unless:

•	the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, approve the business combination; or

•	the business combination satisfies certain detailed fairness and procedural requirements.

A “business combination” includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that increase the proportionate voting power of the interested shareholder. An “interested shareholder” generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation’s voting stock.

A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. RGA has not done so. However, the board of directors adopted a resolution approving the acquisition of beneficial ownership by MetLife as an “interested shareholder,” thereby rendering the statute inapplicable to MetLife.

The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with RGA and may encourage persons that seek to acquire RGA to negotiate with the board of directors prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.

Control Share Acquisition Statute

Missouri also has a “control share acquisition statute.” This statute may limit the rights of a shareholder to vote some or all of his shares. A shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by him, to exercise or direct the exercise of more than a specified percentage of RGA’s outstanding stock (beginning at 20%), will lose the right to vote some or all of his shares in excess of such percentage unless the shareholders approve the acquisition of such shares.

In order for the shareholders to grant approval, the acquiring shareholder must meet certain disclosure requirements specified in the statute. In addition, a majority of the outstanding voting shares, as determined before the acquisition, must approve the acquisition. Furthermore, a majority of the outstanding voting shares, as determined after the acquisition, but excluding shares held by the acquiring shareholder or employee directors and officers, must approve the acquisition.

Not all acquisitions of shares constitute “control share acquisitions.” The following acquisitions do not constitute control share acquisitions:

•	good faith gifts;

•	transfers in accordance with wills;

•	purchases made in connection with an issuance by RGA;

•	purchases by any compensation or benefit plan;

•	the conversion of debt securities;

•	mergers involving RGA which satisfy other specified requirements of Missouri Law;

•	purchases from holders of shares representing two-thirds of RGA’s voting power, provided such holders act simultaneously and the transaction is not pursuant to or in connection with a tender offer;

•	transactions with a person who owned a majority of RGA’s voting power within the prior year; or

•	purchases from a person who previously satisfied the requirements of the control share statute, so long as the acquiring person does not have voting power after the ownership in a different ownership range than the selling shareholder.

A Missouri corporation may opt out of coverage by the control share acquisition statute by including a provision to that effect in its governing corporate documents. RGA amended the Bylaws to provide that the control share acquisition statute shall not apply to control share acquisitions of its capital stock.

Takeover Bid Disclosure Statute

Missouri’s “takeover bid disclosure statute” requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of RGA, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.

Insurance Holding Companies Act

RGA is regulated in Missouri as an insurance holding company. Under the Missouri Insurance Holding Companies Act and related regulations (“Missouri Insurance Law”), the acquisition of control of a domestic insurer must receive prior approval by the Missouri Department of Insurance (the “Department of Insurance”). Missouri Insurance Law provides that a transaction will be approved if the Department of Insurance finds that the transaction would, among other things, not violate the law or be contrary to the interests of the insureds of any participating domestic insurance corporations. The Department of Insurance may approve any proposed change of control subject to conditions.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Exhibit
3.1	Restated Articles of Incorporation of RGA (incorporated by reference to RGA’s Current Report on Form 8-K, filed with the SEC on June 30, 2004 (File No. 1-11848)), at the corresponding exhibit.

3.2	Bylaws of RGA, as amended (incorporated by reference to RGA’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (File No. 1-11848)), at the corresponding exhibit.

10.1 *	Form of Reinsurance Group of America, Incorporated Flexible Stock Plan Non-Qualified Stock Option Agreement.

10.2 *	Form of Reinsurance Group of America, Incorporated Flexible Stock Plan Performance Contingent Restricted Stock Agreement.

*	Represents a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: September 9, 2004	By:	/s/ Jack B. Lay
Jack B. Lay
Executive Vice President and Chief
Financial Officer

Exhibit Index

Exhibit No.	Exhibit
3.1	Restated Articles of Incorporation of RGA (incorporated by reference to RGA’s Current Report on Form 8-K, filed with the SEC on June 30, 2004 (File No. 1-11848)), at the corresponding exhibit.

3.2	Bylaws of RGA, as amended (incorporated by reference to RGA’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (File No. 1-11848)), at the corresponding exhibit.

10.1 *	Form of Reinsurance Group of America, Incorporated Flexible Stock Plan Non-Qualified Stock Option Agreement.

10.2 *	Form of Reinsurance Group of America, Incorporated Flexible Stock Plan Performance Contingent Restricted Stock Agreement.

*	Represents a management contract or compensatory plan or arrangement.